Golden Phoenix Appoints Don Gunn to Board of Directors; Advances Royalty Mining Growth Strategy

SPARKS, NV, SEPTEMBER 21, 2010 – Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) is pleased to announce that on September 18, 2010, its Board of Directors appointed Mr. Donald Gunn to fill the vacant seat currently available on the Company’s Board, effective immediately.

"The appointment of Don Gunn to our Board of Directors provides the Company with strategic business and financial expertise," stated Tom Klein, CEO of Golden Phoenix. "Don is a shareholder in Golden Phoenix who is committed to increasing shareholder value through the successful advancement of our Royalty Mining Growth Strategy."

Mr. Gunn brings nearly three decades of business and financial expertise to the Board. He served as the Vice President of Engineering and as a Director for Media Sciences International, Inc., an SEC reporting company in the color business printer industry, from December 1999 through 2007.  He founded ultraHue, Inc., a manufacturer of ink and toner products for computer printers in March 1996, where he served as President and Chief Executive Officer until it was acquired by Media Sciences in December 1999.  Mr. Gunn is currently part owner of PinPoint LLC, a private manufacturer of supplies for the postage meter market, where he also handles the design of new products.  He received a Bachelors of Science degree in Electrical Engineering from the University of Illinois in 1974.  Mr. Gunn has also been a shareholder and involved with Golden Phoenix for several years. His private interests include investing and commodity trading, assisting small business startups and ongoing research of the gold and silver markets.

Mr. Klein concluded: "Golden Phoenix continues to attract strong leadership. Internally we have solid business and financial expertise. Externally we have strong mining and geological expertise with our Technical Advisory Committee. Our growing team of experts provides a unique balance rarely seen in the junior mining industry."

Please visit the Golden Phoenix website at: http://www.golden-phoenix.com.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by acquiring, developing and mining superior precious and strategic metal deposits throughout North and South America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix is a 30% joint venture partner with Scorpio Gold on the Mineral Ridge gold and silver property near Silver Peak, Nevada, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada. Golden Phoenix has an option to earn an 80% interest in the Vanderbilt Silver and Gold Project, and the Coyote Fault Gold and Silver Project, both of which are adjacent to the Mineral Ridge gold and silver property near Silver Peak, Nevada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Robert Ian, Director of Corporate Communications (775) 453-4741
robertian@golden-phoenix.com